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                                                                   Exhibit 23(b)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Science Applications International Corporation on Form S-3 of our reports dated April 6, 2000 and April 25, 2000, appearing in the Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of Science Applications International Corporation of our report dated April 21, 2000 relating to the Science Applications International Corporation Cash or Deferred Arrangement, our report dated March 20, 2000 relating to the Telcordia Technologies Savings and Security Plan and our report dated March 20, 2000 relating to the Telcordia Technologies Savings Plan for Salaried Employees appearing in the Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2000 and to the incorporation by reference in this Registration Statement on Form S-3 of Science Applications International Corporation of our report dated April 14, 2000 relating to the AMSEC Employees 401(k) Profit Sharing Plan appearing in the Annual Report on Form 11-K of Science Applications International Corporation for the year ended December 31, 1999.



/S/ DELOITTE & TOUCHE LLP

San Diego, California
August 4, 2000